  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1996.

                                       REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   --------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   --------

                        T/SF COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

         DELAWARE                                           73-1341805
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                          identification no.)

                            2407 EAST SKELLY DRIVE
                            TULSA, OKLAHOMA  74105
                        (Address of principal executive
                          offices including zip code)

          T/SF COMMUNICATIONS CORPORATION INCENTIVE STOCK OPTION PLAN
           T/SF COMMUNICATIONS CORPORATION 1994 INCENTIVE STOCK PLAN
                           (Full title of the plans)

                                   --------

                            HOWARD G. BARNETT, JR.
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        T/SF COMMUNICATIONS CORPORATION
                            2407 EAST SKELLY DRIVE
                            TULSA, OKLAHOMA  74105
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (918) 747-2600

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
TITLE OF SECURITIES     AMOUNT TO BE     MAXIMUM OFFERING     MAXIMUM AGGREGATE         AMOUNT OF
TO BE REGISTERED        REGISTERED(1)   PRICE PER SHARE(2)    OFFERING PRICE(2)    REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------
Common stock,               470,814            $12.16             $5,725,098              $1,735
$.10 par value.......
========================================================================================================

(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plans.

(2) Calculated pursuant to Rule 457(h). With respect to the shares of Common Stock being registered for which the option price is unknown, the fee is calculated on the basis of the average of the high and low prices for the Common Stock on the American Stock Exchange for December 20, 1996. With respect to the shares of Common Stock being registered for which options are outstanding, the offering price is determined, and the fee is calculated, on the basis of the actual option exercise price.

===============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


         *    Information required by Part I of Form S-8 to be contained in the
              Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.

                                     * * *

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which incorporates by reference, among other items, pages 19 through 32 of the registrant's 1995 Annual Report to Stockholders, containing the consolidated financial statements of the registrant and its subsidiaries for the fiscal year ended December 31, 1995, together with the report thereon of Arthur Andersen LLP, independent public accountants;

     (2) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;

     (3) The registrant's Current Report on Form 8-K dated August 15, 1996, and Amendment No. 1 thereto dated October 29, 1996; and

     (4) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A, dated June 1, 1989, and including any amendment or report filed for the purpose of updating such description of the registrant's Common Stock.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Eleven of the Certificate of Incorporation of the registrant provides that the registrant must indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers. The registrant maintains directors and officers liability insurance which indemnifies the directors and officers of the registrant against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such. The registrant's Certificate of Incorporation eliminates the liability of the registrant's directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director's liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which a director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as exhibits to this Registration
Statement:

4(a)*     T/SF Communications Corporation Incentive Stock Option Plan.
4(b)* Form of Stock Option Agreement under the T/SF Communications Corporation Incentive Stock Option Plan.
4(c)**    T/SF Communications Corporation 1994 Incentive Stock Plan.
4(d)*** Form of Stock Option Agreement under the T/SF Communications Corporation 1994 Incentive Stock Plan.
5***      Opinion of Conner & Winters, A Professional Corporation.
15        Not applicable.
23(a)***  Consent of Arthur Andersen LLP.
23(b)***  Consent of Conner & Winters, A Professional Corporation (included in
          Exhibit 5).
24*** Power of Attorney (included on the signature page of this Registration Statement).
99        Not applicable.

____________

* Incorporated by reference to Exhibit 10.2 to the registrant's Registration Statement on Form S-1, No. 33-27811, effective June 8, 1989.
** Incorporated by reference to Exhibit A to the registrant's Proxy Statement for Annual Meeting of Stockholders dated May 23, 1994.
***   Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 20th day of December, 1996.

                                  T/SF COMMUNICATIONS CORPORATION


                                  By:   /s/ Howard G. Barnett, Jr.
                                      ----------------------------
                                       Howard G. Barnett, Jr.
                                       Chairman, Chief Executive Officer
                                         and President

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Howard G. Barnett, Jr., Robert E. Craine, Jr. and J. Gary Mourton, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                     TITLE                           DATE
---------                     -----                           ----

/s/ Howard G. Barnett, Jr.    Chairman, Chief Executive        December 20, 1996
--------------------------    Officer, President and Director
Howard G. Barnett, Jr.        (principal executive officer)


/s/ Robert E. Craine, Jr.     Executive Vice President         December 20, 1996
--------------------------    and Director
Robert E. Craine, Jr.


/s/ J. Gary Mourton           Senior Vice President-Finance,   December 20, 1996
--------------------------    Chief Financial Officer and
J. Gary Mourton               Treasurer (principal financial
                              officer and principal accounting
                              officer)


/s/ Martin F. Beck            Director                         December 20, 1996
---------------------------
Martin F. Beck


/s/ William N. Griggs         Director                         December 20, 1996
---------------------------
William N. Griggs

/s/ Mark A. Leavitt           Director                         December 20, 1996
---------------------------
Mark A. Leavitt


/s/ David Lloyd Jones         Director                         December 20, 1996
---------------------------
David Lloyd Jones


/s/ Jenkin Lloyd Jones Jr.    Director                         December 20, 1996
---------------------------
Jenkin Lloyd Jones Jr.


/s/ Robert J. Swab             Director                        December 20, 1996
---------------------------
Robert J. Swab


/s/ Martin A. Vaughan          Director                        December 20, 1996
---------------------------
Martin A. Vaughan

                               INDEX TO EXHIBITS


 EXHIBIT
  NUMBER                     DESCRIPTION OF DOCUMENT
----------  ---------------------------------------------------------
4(a)*       T/SF Communications Corporation Incentive Stock Option
            Plan.

4(b)*       Form of Stock Option Agreement under the T/SF
            Communications Corporation Incentive Stock Option Plan.

4(c)**      T/SF Communications Corporation 1994 Incentive Stock
            Plan.

4(d)***     Form of Stock Option Agreement under the T/SF
            Communications Corporation 1994 Incentive Stock Plan.

5***        Opinion of Conner & Winters, A Professional Corporation.

15          Not applicable.

23(a)***    Consent of Arthur Andersen LLP.

23(b)*** Consent of Conner & Winters, A Professional Corporation (included in Exhibit 5).

24*** Power of Attorney (included on the signature page of this Registration Statement).

99          Not applicable.

-------------

* Incorporated by reference to Exhibit 10.2 to the registrant's Registration Statement on Form S-1, No. 33-27811, effective June 8, 1989.
** Incorporated by reference to Exhibit A to the registrant's Proxy Statement for Annual Meeting of Stockholders dated May 23, 1994.
***  Filed herewith.